                                                                   EXHIBIT 10(C)


              FIDELITY NATIONAL BANK/FIDELITY NATIONAL CORPORATION
                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of the 15th day of September, 1997, among Fidelity National Bank ("FNB"), a National Association, Fidelity National Corporation ("Fidelity"), a Georgia corporation, and Larry D. Peterson ("Executive").

         WHEREAS, FNB agrees to employ Executive as an executive to provide the services set forth herein; and

         WHEREAS, Executive agrees to accept such engagement and provide such services in accordance with the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises herein made and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.       EMPLOYMENT/DUTIES.

                  (a) FNB shall employ Executive as the President and Chief Executive Officer of FNB during the term of his employment as set forth in this Agreement and Executive hereby accepts such employment. He shall also be a Vice President of Fidelity.

                  (b) Executive shall be responsible for the day-to-day operations of the business of FNB and shall have such authority as is customarily and normally granted to the chief executive office or is necessary for the conduct of such business under the general direction of the Board of Directors of FNB ("Board").

                  (c) Executive agrees that he will at all times and to the best of his ability and experience faithfully perform all of the duties that may be required of him pursuant to the terms of this Agreement. Executive shall devote his full business time to the performance of his obligations hereunder.

                  (d) The term of employment of Executive shall be for an initial term of three (3) years and may be extended upon written agreement of the parties. In the event the term of employment is not extended after the initial term or another employment agreement is not entered into, upon terms acceptable to Executive, then Executive or FNB shall have the option to terminate Executive's employment upon 60 days' prior notice as of the last day of the initial term. Upon such termination by Executive or FNB, FNB shall pay Executive semi-monthly an amount equal to Executive's semi-monthly Base Salary (as hereinafter defined) for a period of thirty-six months from the date of termination.

                  (e)      Employment shall commence on September 15, 1997.

                  (f) The employment of the Executive hereunder is subject to the prior receipt from the Office of the Comptroller of the Currency ("OCC") of a no objection letter for Executive's election as President and Chief Executive Officer of the FNB. The parties shall promptly complete and furnish said information and documents requested by the OCC in connection with Executive's employment hereunder.

         2.       COMPENSATION.

                  (a) Salary. During the term of the employment of Executive, FNB will pay to Executive a base salary ("Base Salary") at the rate of $300,000 per year, payable in arrears in equal semi-monthly payments. In the event of a disability, to the extent payments are received under an employer sponsored disability program and/or under a policy the premiums of which are paid by FNB, the payments hereunder are to be reduced by an amount equal to such disability payments.

                  (b) Stock Options. The Compensation Committee of the Board of Directors of Fidelity has granted to Executive as of the first (1st) day of his employment at FNB, a stock option to purchase 100,000 shares of Common Stock, no par value, of Fidelity ("Common Stock") at its fair market value on the first day of Executive's employment, as set forth in Exhibit A attached hereto.

         (c) Lump Sum Payment. Within thirty days of the commencement of employment hereunder, FNB shall pay Executive $50,000.

         (d) Employee Benefit Program. Executive shall be eligible to participate in all employee benefit programs, including medical and hospitalization programs, now or hereafter made available by FNB to its employees or executives thereof, subject to terms and conditions of such programs, including eligibility. It is understood that FNB reserves the right to modify and rescind any program or adopt new programs in its sole discretion. FNB may, in its sole discretion, maintain key man life insurance on the life of Executive and designate FNB as the beneficiary. Executive agrees to execute any documents necessary to effect such policy.

                  (e)      Additional Benefits.

                           (1)      During the term of this Agreement, FNB will
pay or reimburse Executive for the premiums on a $1,000,000 term life insurance policy on the life of the Executive payable to his beneficiaries. Such annual premiums are currently estimated to be approximately $12,500.00, and FNB's obligations under this subparagraph (1) will not exceed such amount.

                           (2)      During the term of this Agreement, FNB will
pay or reimburse Executive for the premiums on a disability insurance policy, which together with other FNB disability payments will provide Executive with monthly disability benefits at an annual rate of $210,000. Such annual premiums are currently estimated to be approximately $2,500.00 per year and FNB's obligations under this subparagraph (2) will not exceed such amount.

                           (3)      FNB or Fidelity National Corporation will
adopt a deferred compensation plan which will include senior executives of FNB within 12 months of the date of this Agreement.

                  (f)      Vacation. Executive is entitled to a minimum of three
(3) weeks of vacation every year. Vacation shall be taken at such times as not to materially interfere with the business of FNB. The vacation time must be taken prior to the end of each calendar year or as otherwise mutually agreed in writing, otherwise it expires to the extent not used.

                  (g) Moving Allowance. FNB shall provide an allowance to Executive equal to the aggregate of the actual cost of moving expenses, plus an amount equal to the income taxes payable by Executive by reason of the payment of the allowance for moving expenses. Moving expenses include packing and unpacking and temporary storage of up to 120 days. In addition, FNB shall pay:
(i) the reasonable cost of temporary housing expenses; (ii) reasonable travel expenses incurred in connection with such relocation for the Executive and his spouse; (iii) closing costs on the purchase of a home in an amount not to exceed 2% of the purchase price (or compensating services in place thereof); and (iv) the real estate commission payable on the sale of Executive's home. Executive will make every effort to sell his present home, but if the home is not sold within six (6) months, FNB will purchase the home for the average value as determined by two appraisers, one named by Executive and one by FNB, and a third chosen by the first two if their appraisals are more than 10% apart.

                  (h) Expenses. FNB shall pay all reasonable expenses incurred by the Executive in the performance of his responsibilities and duties for FNB, including without limitation the Executive's initiation fees and dues payable to a country club of the Executive's choice and such civic organizations which are approved by the Board. Executive shall submit to FNB periodic statements of all expenses so incurred in accordance with the policies of FNB then in effect. Subject to such reviews as FNB may deem reasonably necessary, FNB shall, promptly in the ordinary course of business, reimburse the Executive for the full amount of any such expenses advanced by the Executive.

                  (i) Automobile. FNB will provide the Executive with an automobile for his use and will maintain and insure it at FNB's expense and pay the license and registration fees and gasoline..

         3.       EARLY TERMINATION.

                  (a) For Cause. (1) Notwithstanding the foregoing, the Board may terminate the employment of Executive "for cause" (as hereinafter defined) at any time with 10 business days' prior written notice. The term "for cause" shall mean (i) the commission of a felony or any other crime involving moral turpitude or the pleading of nolo contendere to any such act, (ii) the commission of any act or acts of dishonesty when such acts are intended to result or result , directly or indirectly, in gain or personal enrichment of Executive or any related person or affiliated company or are intended to cause harm or damage to FNB or its parents or subsidiaries of its parent, (iii) the illegal use of controlled substances,
(iv) the use of alcohol so as to have a material adverse effect on the performance of the Executive's duties, (v), the misappropriation or embezzlement of assets of FNB or its parent or subsidiaries of its parent, or (vi) the breach of any other material term or provision of this Agreement to be performed by Executive which have not been cured within thirty (30) days of receipt of written notice of such breach from the Board.

                  (2) Upon termination for cause, FNB shall have no further obligation to pay any compensation to Executive for periods after the effective date of the termination for cause. Base Salary which accrued to the termination date shall be paid on the normal payment date.

         (b) Other Termination by FNB. FNB may terminate the employment of Executive for any reason (other than for cause) at any time upon at least 30 days' prior written notice. Upon such termination, Executive's right to compensation after the effective date of termination shall cease, except that the Base Salary shall continue to be paid semi-monthly for thirty-six (36) months from the date of termination. A $10,000.00 relocation expense and twelve
(12) months of services of an out-placement firm selected by Executive will also be provided to Executive.

         (c) Termination by Executive. Executive may terminate his employment at any time upon at least 30 days' prior written notice to FNB. Upon such termination of employment Executive's right to compensation after the effective date of termination shall cease. The Base Salary which accrued as of the termination date will be paid after the effective date of termination under this paragraph 3(c) on the normal payment date. Notwithstanding the foregoing, if either FNB or Fidelity fails to perform any of its material obligations hereunder and such failure continues for sixty (60) days after written notice by Executive to the Board, termination by Executive of this Agreement for such failure shall be deemed to constitute a termination by Fidelity or FNB without cause under paragraph 3(b) of this Agreement. A material reduction in the responsibilities and authority of Executive as provided in paragraph 1(b) shall constitute a breach of a material obligation of FNB hereunder.

         (d)      Termination Upon Death or Disability.

                  (1) The employment of Executive shall terminate upon his death, or (10) business days after written notice by FNB of termination, upon or during the continuance of the total disability (as hereinafter defined) of Executive.

                  (2) Upon termination upon death or upon or during total disability, Executive's right to compensation after the effective date of termination shall cease. Salary which accrued as of the termination date and incentive compensation which accrued during the last full calendar month of employment will be paid after the effective date of termination under this paragraph 3(d) on the normal payment date(s). FNB shall have no obligation to pay any compensation for periods after the effective date of such termination.

                  (3) The term "total disability" means the inability of Executive to substantially perform his duties hereunder for a continuous period of sixty (60) days unless extended in writing by FNB. Total disability shall be deemed to commence upon the expiration of such continuous sixty (60) day period. In the event of any dispute as to the "total disability" of the Executive, the matter shall be resolved by the decision of a single physician, serving as an arbitrator, mutually selected or appointed in accordance with the rules of the American Arbitration Association, Atlanta, Georgia. The decision of the arbitrator shall be binding on all parties hereto. Executive agrees to submit medical records requested and to submit to such examination and testing requested by such physician.

         4.       COVENANT NOT TO COMPETE.

                  (a) Executive agrees that for the period commencing on the date hereof and ending one (1) year after the expiration of the term of his employment under this Agreement (and if employment is continued thereafter "at will", then after termination of his employment with FNB or parent or any subsidiary of its parent for any reason), Executive will not, alone or with others, directly or indirectly, own, manage, operate, join, control, participate in the ownership of, management, operation, or control of, be employed by, consult with, advise or be connected in any other manner with any Business (as hereinafter defined) in the counties of Fulton, DeKalb, Cobb, Gwinnett and Clayton, Georgia ("Territory") other than with FNB and its parent and subsidiaries of its parent. This covenant not to be compete shall not prohibit engagements which do not involve, directly or indirectly, the Business. Ownership of stock of companies listed on a stock exchange or traded over the counter is not prohibited by this Agreement.

                  (b) The term "Business" means the business of banking, including deposits, checking, lending (including mortgage lending) and trust services, including such services provided by national and state banks and savings and loan associations and other similar businesses, stock brokerage and sale of insurance.

                  (c) Executive acknowledges that the products and services provided by the Business are being and are intended to be marketed throughout the Territory.

         5. NON-SOLICITATIONS OF CUSTOMERS. Executive agrees that during his employment and the period of twelve months immediately following termination of his employment for any reason with FNB by himself or by FNB, Executive shall not, directly or indirectly, on his own behalf or on behalf of any other person, including any other business entity, solicit, contact, call upon, communicate with or attempt to communicate with any customer or prospective customer of FNB or any representative of any customer or prospective customer of FNB with a view to the solicitation of the following banking services: deposit, checking, lending and trust services; provided that the restrictions set forth in this paragraph 5 shall apply only to customers or prospects of FNB or representative thereof with which Executive had contact while in the employ of FNB during the two year period preceding the termination of employment or such lessor period of employment.

         6. NON-SOLICITATIONS OF EMPLOYEES. Executive agrees that during his employment and the period of twelve months immediately following termination of his employment with FNB by himself or by FNB for any reason, Executive shall not, directly or indirectly, on his own behalf or on behalf of any other person, including any other business entity, solicit, hire or in any manner encourage employees of FNB, Fidelity National Corporation or any subsidiary thereof, to leave its employ for an engagement in any capacity by another person or to provide the name of any such employee to any one who, to the knowledge of Executive, may hire or be interested in hiring such employee.

         7.       CONFIDENTIALITY.

                  (a) During the term of Executive's employment with FNB, and at all times thereafter, Executive shall not use or disclose to others, without the prior written consent of FNB, any Trade Secrets (as hereinafter defined) or Confidential Information (as hereinafter defined) of FNB or its customers, except for use or disclosure thereof in the course of FNB's business, and such disclosure shall be limited to those who have a need to know.

                  (b) Upon termination of employment with FNB for any reason, the Executive shall not take with him any documents or data of FNB or of any customer or any reproduction thereof.

                  (c) Executive agrees to take reasonable precautions to safeguard and maintain the confidentiality and secrecy and limit the use of all Trade Secrets and Confidential Information of FNB and of its customers.

                  (d) Trade Secrets shall include only such information constituting a "Trade Secret" within the meaning of subsection 10-1-761(4) of the Georgia Trade Secrets Act of 1990. Confidential Information shall mean all information and data which is protectable as a legal form of property or non-public information of FNB or its customers, excluding any information or data which constitutes a Trade Secret.

                  (e) The parties agree that the limitations herein on disclosure and use of Confidential Information of FNB and customers shall be for a period commencing on the date of employment and ending three years after termination of employment for any reason, by FNB or by the Executive.

                  (f) Trade Secrets and Confidential Information shall not include any information (i) which becomes publicly known through no fault or act of the Executive; (ii) is lawfully received by Executive from a third party after termination of employment without a similar restriction regarding confidentiality and use and without a breach of this Agreement; or (iii) which is independently developed by Executive before the commencement of or after termination of Executive's employment.

         8. SPECIFIC PERFORMANCE. Because of Executive's knowledge and experience, Executive agrees that FNB shall be entitled to specific performance, an injunction, temporary injunction or other similar relief in addition to all other rights and remedies it might have for any violation of the undertakings set forth in paragraphs 4, 5, 6 and 7 of this Agreement. In any such court proceeding, Executive will not object thereto and claim that monetary damages are an adequate remedy.

         9. INDEMNIFICATION OF EXECUTIVE. FNB shall indemnify Executive and shall advance reimburse expenses incurred by Executive in any proceeding against Executive, including a proceeding brought by or in the right of FNB, as a director or officer of FNB or any subsidiary thereof, except claims and proceedings brought by FNB against Executive, to the fullest extent permitted under the Georgia Business Corporation Code, as amended from time to time.

         10. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given upon receipt when delivered by hand or by express mail, overnight courier or other similar method or by facsimile transmission (provided a copy is also sent by registered or certified mail or by overnight courier), or five (5) days after deposit of the notice in the US mail, if mailed by certified or registered mail, with postage prepaid addressed to the respective party as set forth below, which address may be changed by written notice to the other party:

                  (a)      If to FNB
                           Fidelity National Bank
                           3490 Piedmont Road
                           Suite 1550
                           Atlanta, Georgia  30305
                           Attn:  Chairman of the Board

                  (b)      If to Executive:
                           Larry D. Peterson
                             c/o Fidelity National Bank
                           3490 Piedmont Road
                           Suite 1550
                           Atlanta, Georgia  30305


         11. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon and enforceable by Executive and his estate, personal representatives and heirs, and by FNB and its successors and assigns. This Agreement and the payments hereunder may not be assigned, pledged or otherwise hypothecated by Executive.

         12. ENTIRE AGREEMENT. This Agreement, including the Exhibits attached hereto, is intended by the parties hereto to constitute the entire understanding of the parties with respect to the employment of Executive by FNB and supersedes all prior agreements and understandings, oral or written.

         13. BINDING ARBITRATION/ATTORNEY FEES. Except as otherwise specifically provided Executive herein, including as provided in paragraph 8 hereof, all disputes arising under this

Agreement shall be submitted to and settled by arbitration. Arbitration shall be by one (1) arbitrator selected in accordance with the rules of the American Arbitration Association, Atlanta, Georgia ("AAA") by the AAA. The hearings before the arbitrator shall be held in Atlanta, Georgia and shall be conducted in accordance with the rules existing on the date thereof of the AAA to the extent not inconsistent with this Agreement. All reasonable costs and expense incurred in connection with any such arbitration proceedings and those incurred in any civil action to enforce the same shall be borne by the party against which the decision is rendered.

         14. AMENDMENTS. This Agreement may not be amended or modified except in writing signed by both parties.

         15. WAIVERS. The failure of either party to insist upon the strict performance of any provision hereof shall not constitute a wavier of such provision. All waivers must be in writing.

         16. GOVERNING LAW. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Georgia.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                               FIDELITY NATIONAL CORPORATION



                               By:      /S/ James B. Miller, Jr.
                                  --------------------------------------------
                                        James B. Miller, Jr., Chairman


                               FIDELITY NATIONAL BANK



                               By:      /S/ James B. Miller, Jr.
                                  --------------------------------------------
                                        James B. Miller, Jr. By Authority
                                            of the Board of Directors


                               EXECUTIVE



                                        /S/ Larry D. Peterson
                               -----------------------------------------------
                               Larry D. Peterson

                                                                      EXHIBIT A
Optionee:  Larry D. Peterson
           -----------------

Option Shares:
              -----------------------------
        (number of shares of
         Common Stock)

Purchase Price
         per share:
                   ------------------------

Date of Grant:  September     , 1997
              -----------------------------

First Vesting
         Date:    September     , 1998
              -----------------------------

Expiration Date: September   , 2004
                ---------------------------


                          FIDELITY NATIONAL CORPORATION
                             STOCK OPTION AGREEMENT
                              ("Option Agreement")

                                    SECTION I

                                      GRANT

         Fidelity National Corporation ("Corporation") hereby grants to the optionee set forth above ("Optionee") an incentive stock option ("Option") within the meaning of Section 422 of the Internal Revenue Code to purchase the number of shares of common stock, no par value, of the Corporation set forth above (collectively "Option Shares") on the terms and conditions herein set forth and the provisions of the Fidelity National Corporation 1997 Stock Option Plan, as amended from time to time, ("Plan"). The purchase price of each such share shall be the Purchase Price set forth above. The Option shall expire on the Expiration Date set forth above, unless sooner terminated as provided in
Section III or Section X of this Option Agreement or Paragraph V of the Plan. Each term used herein shall have the same meaning as provided in the Plan unless herein otherwise provided. To the extent the Option does not qualify as an incentive stock option it shall be treated as options which are not incentive stock options.

         The Option is granted pursuant to the Plan.

                                   SECTION II

                             EXERCISE OF THE OPTION

         The Option granted hereunder may be exercised at any time and from time to time during the period commencing from the date the Option was granted until the date the Option expires provided and to the extent that this Option has vested and is exercisable as provided hereinafter and in the Plan. To the extent Option Shares do not vest prior to the termination of the Option for any reason, such Option Shares may not be acquired hereunder.

                                   SECTION III

                           EARLY TERMINATION OF OPTION

         The provisions of Sections I and II notwithstanding, this Option may not be exercised in whole or in part upon the earliest to occur (i) upon termination of employment by the Corporation (or any Subsidiary or Parent) for cause (as defined in the Employment Agreement dated September 15, 1997), (ii) more than three (3) months with respect to incentive stock options and twelve
(12) months with respect to non-qualified stock options following the date of the termination of employment of the Optionee by the Corporation (or any Subsidiary or Parent) for any reason, or by Optionee for any reason, other than termination for cause, termination upon or during Total Disability (as defined in the Employment Agreement) or termination upon the death of the Optionee while an employee of the Corporation (or any Subsidiary or Parent), and (iii) more than twelve (12) months following the date of termination of employment of the Optionee, in the event the termination of employment is due to death or Optionee's death occurs during said three month period set forth in subparagraph
(ii) or to the Total Disability of the Optionee.

                                   SECTION IV

                                VESTING OF OPTION

         (a) The Option hereby granted shall vest only during the Optionee's continuous employment with the Corporation and/or any Parent and/or Subsidiary, and shall be exercisable only upon and after such vesting and prior to the termination of the Option, by Optionee in accordance with and in such number of shares of Common Stock determined as set forth in the following schedule:

                  (i) 20% of the Option shares commencing on the first anniversary of the grant of the Option;

                  (ii) additional 20% of the Option Shares commencing on the second anniversary of the grant of the Option;

                  (iii) additional 20% of the Option Shares commencing on the third anniversary of the grant of the Option;

                  (iv) additional 20% of the Option Shares commencing on the fourth anniversary of the grant of the Option; and

                  (v) additional 20% of the Option Shares commencing on the fifth anniversary of the grant of the Option.

         (b) Notwithstanding the foregoing provisions of this Section IV, in the event of a Change in Control (as hereinafter defined) during the Optionee's employment with the Corporation and/or any Parent and/or any Subsidiary, the Option hereby granted shall vest in full immediately prior to such Change in Control with respect to all remaining outstanding Option Shares that have not theretofore vested.

         The term "Change in Control" shall mean:

                  (i) The acquisition (other than from the Corporation, its Parent or its Subsidiaries) by any person, entity or "group" within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 ("34 Act") (excluding, for this purpose, the Corporation, its Parent or its Subsidiaries, or any employee benefit plan of the Corporation, its Parent or its Subsidiaries) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 34 Act) of more than 50% of either the then outstanding shares (i) of Common Stock of the Corporation or of the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of directors, or (ii) of the combined voting power of the outstanding voting securities of Fidelity National Bank ("FNB") entitled to vote generally for the election of directors; or

                  (ii) Individuals who, as of the date hereof, constitute the board of directors of the Corporation ("Incumbent Board") cease for any reason to constitute at least a majority of the board of directors, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual is a member of the Incumbent Board; or

                  (iii) Approval by the shareholders of the Corporation of a merger, consolidation or other reorganization in each case, with respect to which persons who were the shareholders of the Corporation and optionees immediately prior to such merger, consolidation or other reorganization, immediately thereafter, will not own more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged, consolidated or reorganized corporation's then outstanding voting securities, or of the sale of all or substantially all of the assets of the Corporation or the sale of all or substantially all of the voting securities of FNB.

         (c) In addition, the Option hereby granted shall vest in full upon the termination of employment of the Optionee (i) by the Corporation or FNB without cause at any time during the term of the Option or (ii) by the Optionee or FNB or the Corporation upon the expiration of the initial three (3) year term of employment of Optionee by the Corporation or FNB.

                                    SECTION V

                                    TRANSFER

         The Option may not be transferred except by will or the laws of descent and distribution and may be exercised only by Optionee during his lifetime. More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as permitted in Section VI), pledged or hypothecated in any way (whether by operation of law or otherwise). The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process on the Option, shall be null and void and without effect.

                                   SECTION VI

                                DEATH OF OPTIONEE

         In the event of Optionee's death, the Option may be exercised by the legal representatives of the estate of Optionee or by the person or persons to whom Optionee's rights under the Option shall have passed by will or by the laws of descent and distribution.

                                   SECTION VII

                            TOTAL OR PARTIAL EXERCISE

         The portion of the Option which has vested and is exercisable may be exercised either at one time as to the total number of such Option Shares or may be exercised from time to time as to any portion thereof prior to the termination of the Option.

                                  SECTION VIII

                  NOTICE OF EXERCISE; ISSUANCE OF CERTIFICATES

         Subject to the terms and conditions of the Option, the vested portions of the Option may be exercised by written notice to the Corporation, at its principal office at Fidelity National Corporation, 3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305, or such other place designated in writing by the Corporation from time to time to the Optionee. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person so exercising the Option. Such notice shall be accompanied by (i) a certified or bank cashier's check payable to the order of the Corporation for or (ii) shares of Common Stock assigned to the Corporation having a fair market value equal to or (iii) such or other consideration approved by the Board of Directors for or (iv) a combination of the foregoing for; the full purchase price of the Shares in respect of which the Option is being exercised. The fair market value of the shares of Common Stock shall be the average of the high and low selling prices at which the shares of Common Stock traded on the Nasdaq Market (or other applicable market) on the date the Option was exercised. The certificate or certificates representing the Shares shall be issued and delivered by the Corporation as soon as practicable after receipt of the notice and payment. Such certificate or certificates shall be registered in the name of the person so exercising the Option and, if the Option shall be exercised by Optionee and the Optionee shall so request in the notice exercising the Option, such certificate or certificates shall be registered in the name of Optionee and another person jointly, with right of survivorship, and shall be delivered to or on the written order of the person or persons exercising the Option. In the event the Option is being exercised pursuant to Section VI hereof, by any person or persons other than Optionee, the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

                                   SECTION IX

                         ISSUANCE AND TRANSFER OF SHARES

         Subject to the provisions of Paragraph VI of the Plan, in the event the issuance or transfer of the shares covered by the Option may, in the opinion of counsel to the Corporation, conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, the Corporation reserves the right to refuse or to delay the issuance or transfer of such shares.

                                    SECTION X

                         ADJUSTMENT ON RECAPITALIZATION

         In the event of a merger, consolidation, reorganization, recapitalization, reclassification of stock, stock dividend, split-up or other change in the corporate structure or capitalization of the Corporation affecting the Corporation's common stock as presently constitute, the Option shall be adjusted, modified or terminated as provided in or pursuant to the provisions of Paragraph V of the Plan.


                                   SECTION XI

                                  GOVERNING LAW

         This option grant shall be governed by the laws of the State of Georgia.

                              FIDELITY NATIONAL CORPORATION


                              By:
                                    --------------------------------
                                    Name: James B. Miller, Jr.
                                    Title:   Chairman

                             OPTIONEE ACKNOWLEDGMENT

         I have read the above Incentive Stock Option Agreement and the Fidelity National Corporation 1997 Stock Option Plan ("Plan") and hereby accept the above Option to purchase shares of the Common Stock of the Corporation in accordance with and subject to the terms and conditions of the Incentive Stock Option Agreement and the Plan with which I am familiar and I agree to be bound thereby. I further understand that (i) any rule, regulation and determination, including interpretation by the Board of Directors or Committee regarding the Plan, the Options granted thereunder and the exercise thereof shall be final and conclusive for all purposes and on all persons including the Corporation and myself; and (ii) the grant of this Option shall not affect in any way the Corporation and/or its Subsidiary and/or Parent's right to terminate my employment or constitute an agreement by me to remain in the employ of the Corporation or the Subsidiary or its Parent for any specified term.




                                            -----------------------------------
                                            OPTIONEE - Larry D. Peterson

                                            Acceptance Date: As of
                                            September 15, 1997